UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2016 (March 10, 2016)

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 10, 2016, wholly-owned subsidiaries of Mack-Cali Realty, L.P. (the “Company”), the operating partnership through which Mack-Cali Realty Corporation conducts substantially all of its operations (the “General Partner”), entered into an agreement of purchase and sale dated as of March 10, 2016 (the “Agreement”) with 125 Acquisition LLC (the “Purchaser”), a Delaware limited liability company owned by Sullivan & Cromwell LLP.  Pursuant to the Agreement, the Company will sell to the Purchaser all of the Company’s rights, titles and interests (the “125 Broad Interests”) in and to units in the condominium located at 125 Broad Street in New York City, a commercial office building (“125 Broad”), consisting of (i) Commercial Unit A with its appurtenant 25.405% interest in 125 Broad, and (ii) Commercial Unit C with its appurtenant 14.224% interest in 125 Broad, for an aggregate purchase price of $202 million.

The sale of the 125 Broad Interests is subject to the Purchaser’s completion of due diligence by April 8, 2016, and normal and customary undertakings, covenants, obligations and closing conditions. The Company anticipates completing the sale of the 125 Broad Interests during the second quarter of 2016.  There are no material relationships between the Company or its affiliates and the Purchaser, other than in respect of the Agreement.

A copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01                                           Other Events.

In addition to the planned disposition of the 125 Broad Interests disclosed above, the Company also has recently announced the disposition of additional commercial office properties as follows:

•                                          On February 12, 2016, the Company entered into an agreement with an unaffiliated third party to sell all of the Company’s rights, titles and interests in and to 1201 Connecticut Avenue, NW in Washington D.C., a commercial office building with approximately 170,000 net rentable square feet of office space, for $93 million.

•                                          On March 4, 2016, the Company entered into an agreement with an unaffiliated third party to sell all of the Company’s rights, titles and interests in and to 1400 L Street, NW in Washington D.C., a commercial office building with approximately 159,000 net rental square feet of office space, for $70.5 million.

A copy of the General Partner’s press release announcing the sale of the 125 Broad Interests and the other transactions described above is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Agreement of Purchase and Sale among M-C Broad A L.L.C. and M-C Broad C L.L.C., collectively, as Seller, and 125 Acquisition LLC, as Purchaser, dated as of March 10, 2016.

99.1	Press Release of Mack-Cali Realty Corporation dated March 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: March 15, 2016	By:	/s/ Gary T. Wagner
Gary T. Wagner
Chief Legal Officer

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: March 15, 2016		By:	/s/ Gary T. Wagner
Gary T. Wagner
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement of Purchase and Sale among M-C Broad A L.L.C. and M-C Broad C L.L.C., collectively, as Seller, and 125 Acquisition LLC, as Purchaser, dated as of March 10, 2016.

99.1	Press Release of Mack-Cali Realty Corporation dated March 15, 2016.